UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): August 17, 2006

FULL HOUSE RESORTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-32583	13-3391527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4670 S. Fort Apache Road,, Suite 190

Las Vegas, Nevada 89147

(Address of principal executive office)

Registrant’s telephone number, including area code: (702) 221-7800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 17, 2006, a subsidiary of Full House Resorts, Inc. entered into a Revised & Restated Class III Gaming Agreement with the Pueblo of Nambe and the Nambe Pueblo Gaming Enterprise Board. This agreement, which is effective as of July 26, 2006, relates to the proposed gaming facility in Nambe, New Mexico that supersedes the prior gaming agreement entered into between the parties. The prior agreement contemplated that we would provide up to $40 million of financing for the project which would feature both Class II and Class III gaming. The revised and restated agreement provides that we will arrange for, but not be obligated to provide, up to $50 million of financing for the project which will only feature Class III gaming. As with the prior agreement, the new agreement will not be effective until approved by the National Indian Gaming Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULL HOUSE RESORTS, INC.

Date: August 23, 2006	By:	/s/ Barth Aaron
		Name:	Barth F. Aaron
		Title:	Secretary/ General Counsel